   As Filed with The Securities and Exchange Commission on October 5, 1999
                                                   Registration Statement No.--

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ----------------

                                EBANK.COM, INC.
             (Exact name of registrant as specified in its charter)

           Georgia                                          58-2349097
  ----------------------------                         ----------------------
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                       Identification Number)

                             2410 Paces Ferry Road
                             Atlanta, Georgia 30339
                             ----------------------
                    (Address of Principal executive offices)


                    ebank.com, Inc.1998 Stock Incentive Plan
                    ----------------------------------------
                            (Full Title of the Plan)

                Richard A. Parlontieri, Chief Executive Officer
                                ebank.com, Inc.
                             2410 Paces Ferry Road
                             Atlanta, Georgia 30339
                             ----------------------
                                 (770)437-1169
                                 -------------
           (Name, address, and telephone number of agent for service)
               --------------------------------------------------

                              Copies Requested to:

                             Neil E. Grayson, Esq.
                   Nelson Mullins Riley & Scarborough, L.L.P.
                     999 Peachtree Street, N.E., Suite 1400
                             Atlanta, Georgia 30309
                                 (404) 817-6000
                              (404) 817-6225 (Fax)
                        --------------------------------
                        CALCULATION OF REGISTRATION FEE

  =========================================================================================================
        Title of                                  Proposed                Proposed
       Securities              Amount              Maximum                Maximum          Amount of
          to be                to be              Offering               Aggregate        Registration
       Registered            Registered      Price Per Share (1)     Offering Price (1)       Fee
       ----------            ----------      -------------------     ------------------   ------------
  Common Stock, par value       230,000
  $.01 per share                 shares                 $10.375             $2,386,250           $663
  =========================================================================================================

  (1) This estimation is solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) and is based on 230,000 shares of common stock being offered at an exercise price of $10.375 based upon the average of the bid and asked price of the common stock on September 28, 1999, as quoted on the OTC Bulletin Board.

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed by ebank.com, Inc. (formerly Southeast Commerce Holding Company) with the SEC are hereby incorporated by reference into this registration statement:

         (a) the Company's Annual Report for Southeast Commerce Holding Company on Form 10-KSB for the fiscal year ended December 31, 1998 (File 333-41545);

         (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above; and

         (c) the description of the Company's common stock contained in the Company's registration statement on Form SB-2 filed with the SEC and declared effective on April 20, 1998 (File No. 333-41545).

         In addition, all reports and other documents subsequently filed by the company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under this registration statement have been sold or which deregisters all remaining unsold securities, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         No response is required to this item.

Item 5.  Interests of Named Experts and Counsel.

         As of the date of this prospectus, attorneys of Nelson Mullins Riley & Scarborough, LLP beneficially owned 6,900 shares of ebank.com, Inc. common stock.

Item 6.  Indemnification of Directors and Officers.

         The Georgia Business Corporation Code permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, except a corporation cannot eliminate or limit the liability of a director for:

- an appropriation, in violation of his duties, of any business opportunity of the corporation;
- acts or omissions which involve intentional misconduct or a knowing violation of law;
-        unlawful corporate distributions; or
- any transaction from which the director received an improper personal benefit.

This provision relates only to breaches of duty by directors in their capacity as directors, and not in any other corporate capacity, such as officers. It limits liability only for breaches of fiduciary duties under the Georgia Code, and not for violation of other laws, such as the federal securities laws. Our articles of incorporation exonerate our directors from monetary liability to the extent described above.

         In addition to the rights provided by law, our bylaws provide broad indemnification rights to our directors and the officers, employees, and agents as the directors may select, with respect to various civil and criminal liabilities and losses that may be incurred by the director, officer, agent, or employee in any pending or threatened litigation or other proceedings. This indemnification does not apply in the same situations described above with respect to the exculpation from liability of our directors. We are also obligated to reimburse directors and other parties for expenses, including legal fees, court costs, and expert witness fees, incurred by those persons in defending against any of these liabilities and losses, as long as the person in good faith believes that he or she complied with the applicable standard of conduct with respect to the underlying accusations giving rise to the liabilities or losses and agrees to repay to us any advances made under the bylaws. Any amendment or other modification to the bylaws which limits or otherwise adversely affects the rights to indemnification currently provided in the bylaws shall apply only to proceedings based upon actions and events occurring after the amendment and delivery of notice of it to the indemnified parties.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed with this Registration Statement:

         Exhibit
         Number            Description of Exhibit

          4.1     -        Articles of Incorporation of the Company
                           (incorporated by reference to Exhibit 3.1 of the
                           Company's Registration Statement on Form SB-2; File
                           No. 333-41545)

          4.2     -        Bylaws of the Company (incorporated by reference to
                           Exhibit 3.2 of the Company's Registration Statement
                           on Form SB-2 ; File No. 333-41545)

          4.3     -        ebank.com, Inc. 1998 Stock Incentive Plan

          5.1     -        Legal opinion of Nelson Mullins Riley & Scarborough,
                           L.L.P.

         23.1     -        Consent of Nelson Mullins Riley & Scarborough,
                           L.L.P. (contained in their opinion filed as Exhibit
                           5.1).

         24       -        Power of Attorney (contained on the signature pages
                           of this Registration Statement).

Item 9.  Undertakings.

         The Company hereby undertakes that it will:

         (a) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

                  provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to the Exchange Act that are incorporated by reference in this Registration Statement;

         (b) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

         (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 20th day of September, 1999.


                                          ebank.com, Inc.


                                    By:   /s/  Richard A. Parlontieri
                                          -------------------------------------
                                          Richard A. Parlontieri
                                          President and Chief Executive Officer

         Each person whose signature appears below constitutes and appoints Richard A. Parlontieri, for himself or herself in name, place and stead, in any and all capacities, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated, on the dates noted below.

         Signature                                   Title             Date
         ---------                                   -----             ----

/s/  Gary M. Bremer                                  Director          September 20, 1999
--------------------------------------------                           ------------------
Gary M. Bremer

                                                     Director
--------------------------------------------                           ------------------
Richard C. Carter

  /s/ Louis J. Douglass, III                         Director          September 20, 1999
--------------------------------------------                           ------------------
Louis J. Douglass, III

  /s/  Terry L. Ferrero                              Director          September 20, 1999
--------------------------------------------                           ------------------
Terry L. Ferrero

                                                     Director
--------------------------------------------                           ------------------
Stephen R. Gross

/s/  G. Webb Howell                                  Director          September 20, 1999
--------------------------------------------                           ------------------
G. Webb Howell

  /s/  Richard A. Parlontieri                        President,        September 20, 1999
--------------------------------------------         Chief Executive   ------------------
Richard A. Parlontieri                               Officer


 /s/  Frank E. Perisino                              Director          September 20, 1999
--------------------------------------------                           ------------------
Frank E. Perisino

  /s/  Mark D. Little                                Chief Financial   September 20, 1999
--------------------------------------------         Officer           ------------------
Mark D. Little

                                 EXHIBIT INDEX

   Exhibit                                                                       Sequential
   Number                           Exhibit                                       Page No.
   ------                           -------                                       --------


          4.1     -        Articles of Incorporation of the Company
                           (incorporated by reference to Exhibit 3.1 of the
                           Company's Registration Statement on Form SB-2; File
                           No. 333-41545)

          4.2     -        Bylaws of the Company (incorporated by reference to
                           Exhibit 3.2 of the Company's Registration Statement
                           on Form SB-2; File No. 333-41545)

          4.3     -        ebank.com, Inc. 1998 Stock Incentive Plan

          5.1     -        Legal opinion of Nelson Mullins Riley & Scarborough,
                           L.L.P.

         23.1     -        Consent of Nelson Mullins Riley & Scarborough,
                           L.L.P. (contained in their opinion filed as Exhibit
                           5.1).

         24 Power of Attorney (contained on the signature pages of this Registration Statement).